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                                                                   EXHIBIT 23.01


                          CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 1997, which appears on page F-3 of the Annual Report on Form 10-K of Global Intellicom, Inc. and Subsidiaries for the years ended December 31, 1996 and 1995 and for the period from September 1, 1994 to December 31, 1994, as well as for the period January 1, 1994 to December 7, 1994 for Amcom Business Centers Corp. (the "Predecessor") and to the reference to our firm under the caption "Experts" in the prospectus.





                                        MILLER, ELLIN & COMPANY, LLP


New York, New York
March 6, 1998